Exhibit 3.113

FILED
In the Office of the
ARTICLES OF ORGANIZATION	Secretary of State of Texas

OF	JUN 23 2000

TEXARKANA BEHAVIORAL ASSOCIATES, L.C.	Corporations Section

I, the undersigned natural person of the age of eighteen years or more, acting as the organizer of a limited liability company (the “Company”) under the Texas Limited Liability Company Act, as amended, do hereby adopt the following Articles of Organization for such Company:

ARTICLE I

The name of the Company is TEXARKANA BEHAVIORAL ASSOCIATES, L.C.

ARTICLE II

The period of duration of the Company is perpetual.

ARTICLE III

The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

ARTICLE IV

The total number of membership units which the Company is authorized to issue is 1,000.

ARTICLE V

The name and address of the Company’s initial registered agent in Texas are as follows:

James J. Naples

701 W. 14th Street

Texarkana, Texas 75501

ARTICLE VI

The Company will not have managers and the management of the Company will be conducted by its member. The name and address of the initial member of the Company is as follows:

James J. Naples

701 W. 14th Street

Texarkana, Texas 75501

Articles of Organization, 2001

ARTICLE VII

The name and address of each organizer of the Company are as follows:

G. Wayne Choate

2122 N. Main Avenue

P.O. Box 120480

San Antonio, Texas 78212

ARTICLE VIII

No member of the Company shall be liable to the Company or its members for monetary damages for an act or omission in the member’s capacity as a member, except for liability of a member for (i) a breach of such member’s duty of loyalty to the Company or its members, (ii) an act or omission not in good faith that constitutes a breach of duty of such member to the Company, (iii) an act or omission of such member which involves intentional misconduct or a knowing violation of the law, (iv) a transaction from which such member received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the member’s position, or (v) an act or omission for which the liability of such member is expressly provided for by an applicable statute. If the Texas Limited Liability Company Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is amended to authorize action further eliminating or limiting the liability of members, then the liability of a member of the Company shall be eliminated or limited to the fullest extent permitted by the Texas Limited Liability Company Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law, as so amended. Any repeal or modification of the foregoing provisions by the members shall not adversely affect any right or protection of a member existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned organizer has signed these Articles of Organization on the 22 day of June, 2000.

G. Wayne Choate, Organizer

Articles of Organization, 2001

Form 424		This space reserved for office use.
(Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	FILED In the Office of the Secretary of State of Texas FEB 22 2013 Corporations Section

Entity Information

The name of the filing entity is:

Texarkana Behavioral Associates, L.C.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐	For-profit Corporation	☐	Professional Corporation

☐	Nonprofit Corporation	☐	Professional Limited Liability Company

☐	Cooperative Association	☐	Professional Association

☒	Limited Liability Company	☐	Limited Partnership

The file number issued to the filing entity by the secretary of state is:	707042722

The date of formation of the entity is:	06/23/2000

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Vantage Point Behavioral Health, LLC

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

Form 424	6

TX081BOC - 12/09/2005 C T System Online

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

TX081BOC - 12/09/2005 C T System Online

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 2/21/13

Christopher L. Howard, Vice President and Secretary

Signature and title of authorized person(s) (see instructions)

Form 424	8

TX081BOC - 12/09/2005 C T System Online

Form 424		This space reserved for office use.
(Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	FILED In the Office of the Secretary of State of Texas MAR 14 2013 Corporations Section

Entity Information

The name of the filing entity is:

Vantage Point Behavioral Health, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐	For-profit Corporation	☐	Professional Corporation

☐	Nonprofit Corporation	☐	Professional Limited Liability Company

☐	Cooperative Association	☐	Professional Association

☒	Limited Liability Company	☐	Limited Partnership

The file number issued to the filing entity by the secretary of state is:	707042722

The date of formation of the entity is:	06/23/2000

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Texarkana Behavioral Associates, L.C.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

Form 424	6

TX081BOC - 12/09/2005 C T System Online

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	7

TX081BOC - 12/09/2005 C T System Online

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 3/13/13

Christopher L. Howard, Authorized Person

Signature and title of authorized person(s) (see instructions)

Form 424	8

TX081BOC - 12/09/2005 C T System Online